SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2008

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 333-114442

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in Item 5.02 is incorporated herein by reference. The Company entered into an employment agreement with Mr. Russell J. Weiner in connection with his appointment as the company’s new Executive Vice President of Build the Brand and Chief Marketing Officer, effective September 22, 2008. The employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the employment agreement. The employment agreement provides that Mr. Weiner will receive a base salary of $365,000. Mr. Weiner will be eligible to receive an annual incentive bonus of up to 100% of his base salary under the terms and conditions of his employment agreement and the Domino’s Pizza Senior Executive Annual Incentive Plan (the “Incentive Plan”), which ties the performance bonus to achieving targeted financial goals. For fiscal 2008, Mr. Weiner’s annual incentive bonus will be prorated in accordance with the terms of the Incentive Plan but his fiscal 2008 annual incentive bonus is guaranteed to be at least $100,000. In addition, Mr. Weiner will receive relocation assistance from the Company.

Pursuant to the employment agreement, if Mr. Weiner is terminated by Domino’s without cause, he is entitled to a severance package of his existing salary for twelve months. Mr. Weiner will also receive, contingent upon approval by the Compensation Committee of the Board of Directors, a stock option grant of 250,000 shares at a grant price equal to the closing price on the day of the grant, with a five year vesting schedule, 20% per year.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (c) On September 4, 2008, Domino’s Pizza, Inc. announced that it has appointed Mr. Russell J. Weiner, age 39, as its new Executive Vice President of Build the Brand and Chief Marketing Officer, effective as of September 22, 2008.

Mr. Weiner has worked at Pepsi-Cola North America since 1998, serving as Vice President of Marketing, Colas for Pepsi-Cola North America since November of 2005. From April 2003 through October 2005, Mr. Weiner served as Director Marketing, Product Innovation for Pepsi-Cola North America.

A copy of the press release announcing the appointment of Mr. Weiner as the new Executive Vice President of Build the Brand and Chief Marketing Officer is attached hereto as Exhibit 99.1.

See disclosure under Item 1.01 above for material terms of Mr. Weiner’s employment agreement and other material terms of his employment.

Item 9.01	Financial Statements and Exhibits.

(c)

1.01.	Employment Agreement dated as of September 2, 2008 between Domino’s Pizza LLC and Russell J. Weiner.

99.1	Press Release dated September 4, 2008 relating to Russell J. Weiner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: September 4, 2008	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President and General Counsel

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